Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 5:

We consent to the use of our reports incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

September 30, 2013